EXHIBIT 2(n)
                           Consent of Independent Auditors

          DELOITTE &          _____________________________________________
          TOUCHE LLP          Suite 250            Telephone: (716)843-7200
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          INDEPENDENT AUDITORS' REPORT

          Board of Directors and Stockholders
          Rand Capital Corporation

          We consent to the incorporation by reference in this Registration Statement of Rand Capital Corporation on Form N-2 of our report dated January 24, 1997, appearing in and incorporated by reference in the Annual Report of Rand Capital Corporation for the year ended December 31, 1996 and to the references to us under the heading "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement, and "Financial Statements" appearing in the Statement of Additional Information, which also is a part of such Registration Statement.


          s/Deloitte & Touche LLP
          April 17, 1997